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                                                             EX-99.B(11)(a)


CONSENT OF INDEPENDENT AUDITORS


Flag Investors Intermediate-Term Income Fund, Inc.


We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-34275 of our report dated January 26, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
------------------------------

DELOITTE & TOUCHE LLP
Princeton, New Jersey


October 18, 1996